As filed with the Securities and Exchange Commission on November 17, 1997 Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                 FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     RESEARCH FRONTIERS INCORPORATED
       (Exact name of the Company as specified in its charter)

  Delaware                            2899                       11-2103466
(State or other jurisdiction (Primary Standard Industrial   (I.R.S. Employer
 of incorporation or        Classification Code Number)   Identification Number)
organization)

                       240 Crossways Park Drive
                     Woodbury, New York 11797-2033
                             (516) 364-1902

 (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

                         Robert L. Saxe, President
                      Research Frontiers Incorporated
                         240 Crossways Park Drive
                       Woodbury, New York 11797-2033
                              (516) 364-1902

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copies to:
            Joseph M. Harary, Vice President and General Counsel
                       Research Frontiers Incorporated
                           240 Crossways Park Drive
                         Woodbury, New York 11797-2033
                                (516) 364-1902

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of each                       Proposed maximum Proposed maximum  Amount of
class of securities  Amount to      offering price   aggregate         registra-
to be registered     be registered  per Warrant      offering price    tion fee

Redeemable Prepaid   $5,000,000(1)  $5,000,000.00    $5,000,000.00     $1,515.15
Warrant and Common
Stock, $0.0001 par
value issuable upon
exercise of
Redeemable Prepaid
Warrant and warrants
issuable upon
redemption of the
Redeemable Prepaid
Warrant

Total                $5,000,000.00  $5,000,000.00    $5,000,000.00     $1,515.15

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the aggregate exercise price of Redeemable Prepaid Warrant pursuant to which such shares may be issued by the Registrant. The actual number of shares of Common Stock into which the Redeemable Prepaid Warrant (and warrants issuable to the Selling Stockholders upon certain redemptions thereof by the Company) are exercisable will depend upon future market conditions. Based upon current market conditions, as of November 14, 1997, the outstanding warrants being registered hereunder would be exercisable into approximately 699,362 shares of Common Stock. In accordance with Rule 416 under the Securities Act of 1933, Common Stock offered hereby shall also be deemed to cover an indeterminate number of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, as well as an indeterminate number of securities issuable upon exercise of the Redeemable Prepaid Warrant (and warrants issuable to the Selling Stockholders upon certain redemptions thereof by the Company) to purchase Common Stock, and is deemed to include any additional shares of Common Stock that may be issuable upon such exercise as a result of the antidilution provisions thereof or as a result of any adjustment to the exercise price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PROSPECTUS RESEARCH FRONTIERS INCORPORATED

                     COMMON STOCK ISSUABLE UPON EXERCISE OF
                      $5,000,000 REDEEMABLE PREPAID WARRANT
                        AND WARRANTS ISSUABLE UPON CERTAIN
                                REDEMPTIONS THEREOF

  This Prospectus relates to the sale from time to time by certain stockholders (the "Selling Stockholders") of Research Frontiers Incorporated, a Delaware corporation (the "Company") of an indeterminate number of shares of common stock, $0.0001 par value per share, of the Company issuable upon exercise of a $5,000,000 Redeemable Prepaid Warrant and warrants issuable to the Selling Stockholders upon certain redemptions thereof by the Company (the "Shares"). The actual number of shares of Common Stock into which the Redeemable Prepaid Warrant (and warrants issuable to the Selling Stockholders upon certain redemptions thereof by the Company) are exercisable will depend upon future market conditions. Based upon current market conditions, as of the date of this Prospectus, such warrants would be exercisable into approximately [xxx,xxx] shares of Common Stock.

  It is anticipated that the Shares will be offered from time to time in brokerage transactions (which may include block transactions), in the over-the-counter market or negotiated transactions at prices and terms prevailing at the times of such sales, at prices related to such market prices or at negotiated prices. Such shares may be sold directly to purchasers, through broker-dealers acting as agents for the Selling Stockholders or to broker-dealers who may purchase the Selling Stockholder's Shares as principals and thereafter sell the Shares from time to time in the over-the-counter market, in negotiated transactions or otherwise, or by a combination of these methods. Broker-dealers who effect these transactions may receive compensation in the form of discounts or commissions from the Selling Stockholders or from the purchasers of the Shares for whom the broker-dealers may act as an agent or to whom they may sell as a principal, or both. See "SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION".

  The Company has received $5,000,000 from the Selling Stockholders upon issuance of the Redeemable Prepaid Warrant, which amount will be credited toward payment of the exercise price of the Redeemable Prepaid Warrant, and the Company may receive in the future the exercise price of any warrants issuable to the Selling Stockholders upon certain redemptions by the Company of the Redeemable Prepaid Warrant, if any. The
Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. Broker-dealers, if any, acting in connection with such sales, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") and any commission received by them and any profit on the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to bear all of the expenses in connection with the registration and sale of the Shares (other than selling commissions and fees), estimated to be $18,500.
The Company has also agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act.

  The Company's Common Stock trades on the Nasdaq SmallCap
Market under the symbol "REFR". On [November 14, 1997] as reported by Nasdaq, the last sales price of a share of Common Stock was [$8.50].

           THE COMMON STOCK OFFERED BY THIS PROSPECTUS
           ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.
           SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN
           FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION
           WITH A PURCHASE OF THE COMMON STOCK.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR
           DISAPPROVED BY THE SECURITIES AND EXCHANGE
           COMMISSION NOR HAS THE COMMISSION PASSED UPON
           THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.



  The date of this Prospectus is [November __, 1997.]

                      AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Suite 1400, 500 West Madison Street, Chicago, Illinois, 60661-2511 and Suite 1300, Seven World Trade Center, New York, New
York, 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission and the address of such site is http://www.sec.gov.

  The Company has filed with the Commission a Registration
Statement on Form S-3 (including all amendments thereto, the "Registration Statement"), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. The statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission's Public Reference Section at the same address upon payment of the prescribed fees.

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof: (a) Annual Report on Form 10-K for the fiscal year ended
December 31, 1996: (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; (c) Current Report on Form 8-K dated March 3, 1997, and (d) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1996.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  A copy of any or all of the documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in any such document) will be provided without charge to any person, including a beneficial owner, to whom a copy of this Prospectus is delivered upon written or oral request. Requests for such copies should be addressed to the Company at its principal executive offices: 240 Crossways Park Drive, Woodbury, New York 11797-2033,
Attention: Investor Relations (Telephone: (516) 364-1902).

  No person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this Prospectus or in any supplement to this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by the Selling Stockholders. Neither the delivery of this Prospectus or any supplement to this Prospectus nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since their respective dates. This Prospectus and any supplement to this Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any Common Stock offered hereby to any person, or by anyone, in any jurisdiction in which such offer or solicitation may not lawfully be made.

                            RISK FACTORS

  An investment in the Shares described herein entails a number of significant risks. Because of these risks, funds should only be invested by persons who are able to bear the risk of and withstand the loss of their entire investment. Prospective investors should also consider the following before making an investment decision.

  History of Operating Losses and Accumulated Deficit. Since inception, the Company has been primarily engaged in research and development activities. To date, the Company's revenues have been insufficient to fund operating expenses, and operating losses can be expected for the foreseeable future. There can be no assurance the Company will ever be profitable, or that if additional funding is necessary to fund the Company's operations, that additional funding will be available when needed, or if available, that its terms will be favorable or acceptable to the Company.

  Need for Additional Funds. The Company has been dependent upon the proceeds of equity financings to fund operations. The Company expects to use its cash and short-term investments to fund its research and development of SPD light valves and for other working capital purposes.
The Company's working capital and capital requirements depend upon numerous factors, including the results of research and development activities, competitive and technological developments, the timing and cost of patent filings, and the development of new licensees and changes in the Company's relationships with its existing licensees. The degree of dependence of the Company's working capital requirements on each of the foregoing factors cannot be quantified; increased research and development activities and related costs would increase such requirements; the addition of new licensees may provide additional working capital or working capital requirements, and changes in relationships with existing licensees would have a favorable or negative impact depending upon the nature of such changes. Based upon existing levels of expenditures, assumed ten percent annual increases therein, existing cash reserves and budgeted revenues, the Company believes that it would not require additional funding for at least the next four years. There can be no assurance that expenditures will not exceed the anticipated amounts or that additional financing, if required, will be available when needed or, if available, that its terms will be favorable or acceptable to the Company. Eventual success of the Company and generation of positive cash flow will be dependent upon the commercialization of products using the Company's technology by the Company's licensees and payments of continuing royalties on account thereof.

  Research and Development Company; Unproven Technology.  The
Company is subject to all of the risks inherent in the development of new technologies and products. There can be no assurance that the Company's future operations will generate significant revenues or be profitable. The likelihood of the Company's success must be considered in light of the problems, expenses and delays frequently encountered in the commercialization and marketing of new technologies and the competitive environment in which the Company operates.

  All Products Being Developed Depend on Viability of the Company's
Light Valve Technology. All products being developed by the Company's licensees depend on the viability of the Company's light valve technology. No commercial products have yet been produced for sale. The Company has not developed any other technology. Thus, if commercially acceptable products cannot be developed from the Company's light valve technology, the Company will not be successful.

  Absence of Manufacturing and Marketing Capability.  The
Company's light valve technology is currently licensed to eight companies and is being evaluated by others for possible exploitation in various commercial applications. In the past, some entities have evaluated the Company's technology without proceeding to enter into further negotiations or agreements with the Company. The Company intends to continue to exploit its light valve technology by licensing it to manufacturers of end products and to one or more other companies to manufacture the Company's light-controlling films. The Company anticipates that its licensee(s) would have primary responsibility for marketing and manufacturing activities. There can be, however, no assurance that any definitive future agreements or arrangements will materialize. To date, neither the Company nor any of its licensees has produced a commercial product incorporating the Company's light valve technology. The Company cannot control the activities of its licensees. There can be no assurance as to when or whether the licensees will produce any commercial product using the Company's light valve technology or, if produced, that such product will become commercially viable.

  Dependence on Key Personnel. The success of the Company is dependent on, among other things, the services of its senior management, the loss of whose services could have a material adverse effect upon the prospects of the Company.

  Competition with Proven Technologies. The Company's light valve technology will compete with other light control and display technologies which are being commercially exploited with great success, such as LEDs, plasma displays, and LCDs. Companies with liquid crystal, electrochromic and possibly other technologies are now competing or probably will compete against the Company in the field of so-called "smart windows."
In general, the companies which will compete against the Company have substantially greater financial, marketing, technical and other resources and name recognition than the Company. There can be no assurance that the Company's light valves (whose performance and long-term reliability have not yet been fully ascertained) will be able to displace other devices being used commercially or otherwise find a niche for commercial application.

  Technological Obsolescence. While the Company believes that its light valves will have certain advantages over some existing display devices, other types of so-called "smart windows" and photochromic eyeglasses, there can be no assurance that one or more of the numerous existing companies which manufacture or may manufacture such products, or any company formed after the date hereof, will not be able to develop products using alternative technologies that would render the Company's products difficult to market or technologically or otherwise obsolete.

  Uncertain Patent Protection. Although aspects of the Company's technology are covered by 19 United States patents, 2 pending patent applications in the United States, 24 foreign patents, and 66 foreign patent applications, a number of those patents cover earlier versions and features of the Company's light valves which the Company does not intend to exploit. Moreover, the issuance of a patent does not carry any certainty of successful application or commercial success. There can be no assurance that these patents will be upheld if the Company seeks to enforce its patent rights against an infringer or that the Company will have sufficient resources to prosecute its rights. The Company also relies, to a lesser extent, on trade secrets and confidential disclosure agreements to protect its technology. Neither the issuance of patents nor the use of trade secrets will necessarily protect the Company from other persons using technologies similar to those covered by the Company's patents or trade secrets. In addition, there can be no assurance that any particular aspect of the Company's technology will not be found to infringe the claims of other existing patents.

  No Cash Dividends. The Company has never paid any cash dividends and does not anticipate paying any cash dividends for the foreseeable future.

  Volatility of Stock Price. Since the initial public offering of the Company's securities in July 1986, the market for the Company's securities has been volatile. The trading price of the Company's securities may continue to fluctuate significantly based on, among other things, announcements by the Company and its competitors and price and volume fluctuations relating to high-technology companies generally.

  No Use of Proceeds. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders will only receive the $5,000,000 aggregate exercise price of the Redeemable Prepaid Warrant being registered hereunder which has already been received by the Company, or the exercise price of any warrants issuable to the Selling Stockholders in the event the Company makes certain redemptions thereof, if any.

  Authorization of Additional Securities. The Company is authorized to issue 100,000,000 shares of Common Stock. As of the date of this prospectus, there were [10,229,510] shares of Common Stock issued and outstanding. The Company's Board of Directors has the power to issue any and all unissued shares without stockholder approval. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders will occur. See "DESCRIPTION OF SECURITIES."


                                  THE COMPANY

General

  Research Frontiers Incorporated (the "Company") was incorporated in New York in 1965 and reincorporated in Delaware in 1989. Since its inception, the Company has primarily engaged in the development and licensing of suspended particle technology and devices to control the transmission of light. Such suspended particle devices, often referred to as "SPDs" or "light valves" use a suspension of microscopic particles that is either in the form of a liquid suspension or a film, which is usually enclosed between two conductively-coated glass or plastic plates, at least one of which is transparent. When an electrical voltage is applied, the microscopic particles are aligned, thereby permitting a range of transparency within which light transmission can be rapidly varied to any degree desired depending upon the voltage applied. The first light valve of this type was invented by Dr. Edwin Land of Polaroid Corporation in 1934. Since its incorporation the Company has developed its own technology embodied in patents, trade secrets and know how. Light valves using the Company's proprietary suspensions and related technology may have wide commercial applications in devices of many types where variable light transmission is desired, such as "smart" windows, variable light transmission eyewear and goggles, self-dimmable automotive sunroofs, sun visors and mirrors, and flat panel information displays for use in computers, televisions, telephones and other electronic instruments.

                                DIVIDENDS

  The Company has never paid any cash dividends and does not anticipate paying any cash dividends for the foreseeable future.

                             USE OF PROCEEDS

  The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders and will only receive the $5,000,000 aggregate exercise price of the Redeemable Prepaid Warrant which has already been received by the Company, or the exercise price of any warrants issuable to the Selling Stockholders in the event that the Company makes certain redemptions thereof, if any. The Company expects that any net proceeds from the exercise of the warrants will be used for working capital and general corporate purposes, including research and development. Pending utilization, the Company intends to invest such funds in money market funds and other interest-bearing obligations.

                           SELLING STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of [November
__, 1997], adjusted to reflect the sale of the Common Stock by each Selling Stockholder. The persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The information given assumes that all Common Stock received upon exercise of the warrants described herein which are held by the Selling Stockholders are sold. The Common Stock offered by the Selling Stockholders may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers. The Selling Stockholders may sell all, a part, or none of the number of Common Stock offered by this Prospectus. None of the Selling Stockholders has any position, office or other material relationship with the company (or had any such position, office or material relationship within the past three (3) years). Because the number of Shares into which the Redeemable Prepaid Warrant (and warrants issuable to the Selling Stockholders upon certain redemptions thereof by the Company) are exercisable into depends upon the market price of the Company's common stock from time to time, it is not possible to calculate the number of shares of Common Stock which will be ultimately issued upon exercise of the Redeemable Prepaid Warrant.
Therefore, the aggregate exercise price of the Redeemable Prepaid Warrant subscribed for by each Selling Stockholder is listed below in place of the number of shares beneficially owned by such Selling Stockholder prior to this offering and in place of the number of shares offered by such Selling Stockholder. Because of this, it is not possible to calculate the percentage of the Company's outstanding Common Stock beneficially owned by each Selling Stockholder.


                                 Aggregate          Shares Beneficially
                                 Warrant            Owned After Offering
                                 Exercise           by Selling Stockholders
Beneficial Owner                 Price              Number             %

Ramius Capital Group, L.L.C.     $1,500,000         0                  0
Leonardo, L.P.                   $1,400,000         0                  0
AG Super Fund International
  Partners, L.P.                 $  300,000         0                  0
Raphael, L.P.                    $  400,000         0                  0
Ramius Fund, Ltd.                $  400,000         0                  0
Heracles Fund                    $  500,000         0                  0
Themis Partners, L.P.            $  500,000         0                  0
                                 ==========         =                  =
                                 $5,000,000         0                  0

                               DESCRIPTION OF SECURITIES

Common Stock

  The Company is authorized to issue 100,000,000 shares of Common
Stock, $0.0001 par value per share, of which 10,229,510 shares were outstanding as of [November __, 1997]. Because the number of Shares into which the Redeemable Prepaid Warrant (and warrants issuable to the Selling Stockholders upon certain redemptions thereof by the Company) are exercisable into depends upon the market price of the Company's common stock from time to time, it is not possible to calculate the number of shares of Common Stock which will be ultimately issued upon exercise of the Redeemable Prepaid Warrant.

  Holders of Common Stock are entitled (i) to receive ratable dividends from funds legally available for distribution when and if declared by the board of directors; (ii) to share ratably in all of the Company's assets available for distribution upon liquidation, dissolution or winding up of the Company after all obligations to the holders of Redeemable Prepaid Warrant have been satisfied; and (iii) to one vote for each share held of record on each matter submitted to a vote of stockholders. All outstanding shares of Common Stock are fully paid for and non-assessable. Holders of Common Stock do not have cumulative voting rights; therefore, a minority stockholder may be less able to gain representation on the Board of Directors of the Company. The Common
Stock has no preemptive or similar rights.

  On October 29, 1997, the Company sold pursuant to a private placement to the Selling Stockholders who are all accredited investors, Redeemable Prepaid Warrant with the aggregate exercise price of $5,000,000 which was paid to the Company at the closing. The
Redeemable Prepaid Warrant is exercisable for a period of five years
(which period may be extended under certain circumstances). The exercise price of the Redeemable Prepaid Warrant is the lesser of (a) 110% of the average of the high and low trading prices of the Company's Common
Stock for the seven trading days prior to the closing date, and (b) 82% (subject to adjustment under certain circumstances) of the average of the high and low trading prices of the Company's Common Stock for the five trading days prior to any exercise date. The holder of a Redeemable
Prepaid Warrant may not exercise such warrant at any time that the exercise price is less than or equal to $5.10 (the "Floor Price"); provided, however, that in the event that the closing price of the Company's
Common Stock is less than or equal to the Floor Price for 60 consecutive calendar days, the foregoing prohibition on exercise will, upon the expiration of such 60-day period, be inoperative, subject to reinstatement in the event that subsequently the exercise price is equal to or greater than $8.37 for a period of ten consecutive trading days. Also, if the closing bid price of the Company's Common Stock is less than or equal to $3.00 on an exercise date, in lieu of issuing the shares of Common Stock to which the warrant holder is entitled, the Company has the option to pay the warrant holder an amount equal to the product of (x) the closing bid price of the Common Stock on the exercise date and (y) the number of shares which would have been issued upon such exercise. In addition, if the closing price per share of Common Stock is less than or equal to $6.00 for fifteen
(15) consecutive trading days , the Company may redeem the warrant, in whole or in part, at a redemption price equal to 105% of the then outstanding amount of the warrants being redeemed payable in cash, together with one new five year Common Stock purchase warrant for every three shares of Common Stock underlying the unexercised portion of such redeemed warrant, with such new warrant having an exercise price of 115% of the bid price for the Common Stock on the day of redemption. If the closing price per share of Common Stock is greater than or equal to $14.00 for any fifteen (15) consecutive trading days after the registration statement of which this Prospectus is a part shall be declared effective, the Company may redeem the warrant, in whole or in part, at a redemption price equal to 100% of the then outstanding amount of the warrants (unless exercised by the Selling Stockholders prior to redemption) being redeemed upon 120 days' notice, such notice not to be given earlier than October 29, 1999. The Company is obligated to register the issuance of all shares of Common Stock issuable upon exercise of the Redeemable Prepaid Warrant
(and warrants issuable to the Selling Stockholders upon certain redemptions thereof by the Company). Also, under certain circumstances, the Company may be required to redeem the outstanding warrants at a premium over the then outstanding amount, which amount shall equal
115% of the then outstanding amount in the event of a merger, consolidation, spin off or other extraordinary corporate action, and at an amount equal to 125% of the then outstanding amount if the Company defaults on certain obligations to the Selling Stockholders. Under the terms of their agreement with the Company, at no time will a Selling Stockholder and their affiliates own in excess of 4.9% of the total issued and outstanding shares of the Common Stock.

                        PLAN OF DISTRIBUTION

  The Selling Stockholders are entitled to distribute from time to time the Common Stock issuable upon exercise of the Redeemable Prepaid Warrant (and warrants issuable to the Selling Stockholders upon certain redemptions thereof by the Company). Based upon current market conditions, as of [November __, 1997], the outstanding warrants being registered hereunder would be exercisable into approximately [xxx,xxx] shares of Common Stock, representing approximately [x.x%] of the issued and outstanding Common Stock of the Company after taking into account the issuance of such Common Stock upon exercise of such warrants.

  The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders who hold Redeemable Prepaid
Warrant and will only receive the $5,000,000 aggregate exercise price of the Redeemable Prepaid Warrant being registered hereunder which has already been received by the Company, or the exercise price of any warrants issuable to the Selling Stockholders upon certain redemptions thereof by the Company, if any. The distribution of the Common Stock by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on NASDAQ, on any exchange on which the Common Stock may then be listed, in the over-the-counter market, in negotiated transactions, through the writing of options on shares, or a combination of such methods of sale, at market prices prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of Common Stock for whom they may act as agent
(which compensation may be in excess of customary commissions). Participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

  To comply with certain states' securities laws, if applicable, the Common Stock will not be offered or sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

                                  EXPERTS

  The financial statements of the Company included in the Company's
Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated by reference in this Prospectus have been incorporated by reference in reliance upon the reports of KPMG Peat Marwick LLP
(Jericho, New York), independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               LEGAL MATTERS

  The legality of the securities offered hereby has been passed upon by Joseph M. Harary, Esq., the Company's Vice President and General
Counsel.  Mr. Harary holds Common Stock and options to purchase
Common Stock granted pursuant to the Company's 1992 Stock Option
Plan aggregating 197,824 shares.

  No dealer, salesperson or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company This Prospectus does not constitute an offer by the Company to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof. The information set forth herein and in all publicly disseminated information about the Company, includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by that section. Readers are cautioned not to place undue reliance on these forward-looking statements as they speak only as of the date hereof and are not guaranteed.

                                 PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

  As described in Item 15, the Articles of Company provide for the indemnification of certain persons. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the Certificate of Incorporation or By-Laws of the Company, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 14.  Other Expenses of Issuance and Distribution.

  Estimated expenses relating to the distribution of the Common Stock registered herein are set forth below. Such expenses will be paid by the Company.

  Registration Fee under the Securities Act of 1933 $  1,515.15
  Printing and engraving expenses . . . . . . . . . $    500.00
  Accounting fees and expenses  . . . . . . . . . . $  5,000.00
  Transfer agent and registrar fees . . . . . . . . $  1,000.00
  Legal Fees and Expenses . . . . . . . . . . . . . $ 10,000.00
  Miscellaneous Expenses. . . . . . . . . . . . . . $    484.85
  Total . . . . . . . . . . . . . . . . . . . . . . $ 18,500.00

All of the amounts set forth above, except for the filing fees for the Securities and Exchange Commission, are estimated and subject to future contingencies.

Item 15.  Indemnification of Directors and Officers.

  Article EIGHTH of the Company's Certificate of Incorporation provides for the indemnification of the Company's officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "GCL").

  Section 145 of the GCL provides as follows:

  145 Indemnification of Officers, Directors, Employees and Agents;
Insurance

  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  (i) For purposes of this section references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Article NINTH of the Company's Certificate of Incorporation provides for the elimination of any personal liability for monetary damages of directors to the Corporation or its stockholders for breach of fiduciary duty, for negligence or for taking or omitting to take any action to the fullest extent permitted by Section 102(b) (7) of the GCL.

  Section 102(b) (7) of the GCL provides as follows:

  (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

  (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this subsection to a director shall also be deemed to refer to a member of the governing body of a corporation which is not authorized to issue capital stock.

Item 16.  Exhibits.

  4.1  Subscription Agreement between the Company and the Selling
  Stockholders dated as of October 29, 1997. (Filed herewith)

  4.2 Redeemable Prepaid Warrant between the Company and the Selling Stockholders dated as of October 29, 1997. (Filed herewith)

  4.3 Registration Rights Agreement between the Company and the Selling Stockholders dated as of October 29, 1997. (Filed herewith)

  5.1 Opinion re legality of the Common Stock and issuance thereof. (To be filed by amendment)

  23.1 Consent of KPMG Peat Marwick LLP (To be filed by amendment).

  23.2 Consent of Joseph M. Harary (included in Exhibit 5.1)

  24. Power of Attorney. Included as part of signature page to this Registration Statement on Form S-3.

Item 17.  Undertakings.

  The undersigned registrant undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on November 14, 1997.

RESEARCH FRONTIERS INCORPORATED
  (Registrant)


  By:/s/ Robert L. Saxe
  Robert L. Saxe, President,
  Treasurer, Principal Executive,
  Financial and Accounting Officer.

                            POWER OF ATTORNEY

  We the undersigned directors of Research Frontiers Incorporated hereby severally constitute and appoint Robert L. Saxe and Joseph M.
Harary, each individually as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature  Title  Date

/s/ Robert L. Saxe     Chairman of the Board, President        November 14, 1997
    Robert L. Saxe     Treasurer and Director (Principal
                       Executive, Financial and Accounting Officer)

/s/ Robert M. Budin    Director                                November 14, 1997
    Robert M. Budin

/s/ Bernard D. Gold    Director                                November 14, 1997
    Bernard D. Gold

/s/ Joseph M. Harary   Director                                November 14, 1997
    Joseph M. Harary

/s/ Robert I. Thompson Director                                November 14, 1997
    Robert  I. Thompson


  EXHIBIT 4.1

  SUBSCRIPTION AGREEMENT

This Subscription Agreement (the "Agreement") dated as of October
29, 1997 has been executed by the undersigned (the "Subscriber") in connection with the offering (the "Offering") of securities issuable pursuant to the Common Stock Prepaid Warrant (the "Warrants"), of
Research Frontiers Incorporated, a Delaware corporation (the "Company"), exercisable into shares of Common Stock, par value $.0001 per share (the "Common Stock"), of the Company. The aggregate purchase price of the Warrants is $5,000,000. The form of the Warrants, including the terms on which the Warrants may be exercised into Common Stock, is attached hereto as EXHIBIT A. The solicitation of this Agreement and, if accepted by the Company, the offer and sale of the Warrants, are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933, as amended (the "Securities Act"). The Warrants and the Common Stock issuable upon exercise thereof, the Redemption Warrants (as defined in the Warrants) and the shares of Common Stock issuable upon exercise thereof are sometimes collectively referred to in this Agreement as the "Securities." The
Common Stock issuable upon exercise of the Warrants and upon the exercise of the Redemption Warrants is sometimes referred to as the "Underlying Stock." Upon the terms and subject to the conditions set forth herein, the Subscriber hereby agrees to purchase, and the Company hereby agrees to issue and sell, the Warrants at the aggregate purchase price set forth in Section 14. In consideration of the mutual promises, representations, warranties and conditions set forth herein, and intending to be legally bound hereby, the Company and the Subscriber hereby agree as follows:

1. Agreement to Subscribe; the Subscriber

1.1 Purchase and Issuance of Warrants. The Subscriber hereby subscribes for the Warrants at the aggregate purchase price set forth on the signature page hereof. The closing of the purchase (the
"Closing") shall occur on October 29, 1997 (the "Closing Date");
provided that (i) the purchase price has been delivered by the Subscriber to the Company, a mutually acceptable escrow agent or as otherwise agreed between the parties (in same day funds via a wire transfer pursuant to instructions previously delivered for such purpose), (ii) the Warrants subscribed for hereby shall have been executed and delivered by the Company to the Subscriber, a mutually acceptable escrow agent or as otherwise agreed between the parties, and (iii) the other conditions precedent to the obligations of the Subscriber set forth herein shall have been satisfied.

1.2 Nature of the Subscriber. The Subscriber is either purchasing the Warrants for its own account or as an agent for a principal (under a discretionary or similar account), in which case all of the representations, warranties, covenants and agreements of the Subscriber herein shall be deemed to apply to such principal and not the Subscriber and to have been made by such principal and not by the Subscriber. In such case, the Subscriber so acting as agent represents and warrants that (a) its principals have confirmed to the Subscriber the accuracy of such representations and warranties with respect to its principals, and (b) the Subscriber has full authority to act on behalf of its principal in executing and delivering this Agreement and consummating the transactions contemplated hereby.

1.3 Conditions Precedent to the Obligation of the Company to Sell the Warrants. The obligation hereunder of the Company to sell the Warrants to the Subscriber is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below, each of which is for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a)  Accuracy of the Subscriber's Representations and
Warranties. The representations and warranties of the Subscriber shall be true and correct in all material respects as of the Closing Date as though made at such time.

(b) Performance by the Subscriber. The Subscriber shall have performed, satisfied and complied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby.

1.4 Conditions Precedent to the Obligation of the Subscriber to Purchase the Warrants. The obligation of the Subscriber hereunder to acquire and pay for the Warrants is subject to the satisfaction, at or before the Closing, of each of the following conditions, each of which is for the Subscriber's sole benefit and may be waived by the Subscriber at any time in its sole discretion.

(a)  Accuracy of the Company's Representations and Warranties.
The representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date as though made at such time.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.
(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby.

(d) Adverse Changes. For the period from July 31, 1997 until the Closing, except as publicly disclosed since June 30, 1997 in Company filings made by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934 (the "Exchange Act") prior to the date hereof and listed on Schedule 1.4(d) (the "Exchange Act Reports"), no event shall have occurred or be threatened to occur which has had or is likely to have a Material Adverse Effect. The Company shall have received and delivered to the Subscriber (i) the consent of all applicable lenders to the issuance of the Warrants and
(ii) the waiver of any and all pending events of default (or pending events which with lapse of time or notice or both would constitute an event of default) thereunder.
"Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries taken as a whole and/or any condition or situation which would prohibit or otherwise adversely interfere with the ability of the Company to enter into and perform its obligations under this Agreement, the Warrants, the Redemption Warrants or the Registration Rights
Agreement contemplated by Section 5.1.

(e)  No Suspension of Trading in or Delisting of Common
Stock. The trading in securities generally shall not have been suspended by the National Association of Securities
Dealers, Inc. (the "NASD") and trading in the Common
Stock shall not have been suspended by the SEC or the NASD; the Common Stock shall not have been delisted from the Nasdaq SmallCap Market or the Nasdaq
National Market; and trading in securities generally as reported by the New York Stock Exchange shall not have been limited or minimum prices shall not have been established on securities whose trades are reported by the NYSE.

(f) Legal Opinion. The Company shall have delivered to the Subscriber an opinion of Solovay Marshall & Edlin, independent counsel to the Company, in form and substance reasonably satisfactory to the Subscriber.

(g) Officer's Certificate. The Company shall have delivered to the Subscriber a certificate, in form and substance reasonably satisfactory to the Subscriber, executed by an executive officer of the Company, to the effect that all the conditions to the Closing shall have been satisfied.

(h)  Registration Rights Agreement.  The Company and the
Subscriber shall have entered into the Registration Rights
Agreement contemplated by Section 5. 1.

2.  Representations and Warranties of the Subscriber

     The Subscriber represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company or the offering of the Securities.

2.2 Intent. The Subscriber is purchasing the Securities for its own account and not with a view towards distribution and the Subscriber has no present arrangement to sell the Warrants or the Underlying Stock to or through any person or entity; provided, however, that by making the representation herein, the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. The Subscriber understands that the Securities must be held indefinitely unless such Securities are subsequently registered under the Securities Act or an exemption from registration is available. The Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

2.3. Sophisticated Investor. The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act ("Regulation D")), and Subscriber has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.
The Subscriber acknowledges that the Securities are speculative and involve a high degree of risk.

2.4. Independent Investigation. The Subscriber, in making the decision to purchase the Securities subscribed for hereunder, has relied upon an independent investigation made by it and/or its representatives and has not relied on any information or representations made by third parties or on any oral or written representations or assurances from the Company or any representative or agent of the Company other than as set forth in this Agreement and the Exchange Act
Reports. Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Offering and has received complete and satisfactory answers to all inquiries it has made with respect to the Company and the Securities. The Subscriber acknowledges that the price and terms of the Securities offered hereby has been determined by negotiation based in part on the market price for the Common Stock, which does not necessarily bear any relationship to the assets, book value or potential performance of the Company or any other recognized criteria of value.

2.5. Authority. This Agreement has been duly authorized and validly executed and delivered by the Subscriber and is a valid and binding agreement enforceable against the Sub-scriber in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

2.6. No Legal Advice from Company. The Subscriber acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the legal opinion required by Section 1.4 hereof, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.7. No Brokers. The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.
2.8. Not an Affiliate. The Subscriber is not an officer, director or Affiliate (as that term is defined in Rule 405 of Securities Act) of the Company.

2.9. Reliance on Representation and Warranties. The Subscriber understands that the Securities are being offered and sold to it in reliance on specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

3. Representations and Warranties of the Company

     The Company represents and warrants to the Subscriber that:

3.1. Company Status. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act, is in full compliance with all reporting requirements of the Exchange Act, and has maintained all requirements for the continued inclusion of the Common Stock, and the Common Stock is currently included, in the Nasdaq SmallCap Market. The Company is eligible to use Form S-3 under the Securities Act.

3.2. Current Public Information. Schedule 1.4(d) includes all of the filings made by the Company since June 30, 1997 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

3.3. No Directed Selling Efforts or General Solicitation in Regard to this Transaction. The Company has not conducted any general solicitation (as that term is used in Regulation D) with respect to any of the Securities, nor has it made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act.

3.4. Valid Issuance of Warrants and Common Stock. The Company has an authorized capitalization consisting of 100,000,000 shares of Common Stock, par value $.0001 per share. The Company has issued and outstanding 10,289,510 shares of Common Stock on the date hereof and no shares of Common Stock are held in treasury.
All of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; prior to the Closing Date, the authorized capitalization shall include the Securities; upon issuance of the Securities, the Securities will be duly and validly authorized and issued and fully paid and non-assessable; the shares of Common
Stock issuable upon exercise of the Warrants and the Redemption Warrants, when issued and delivered in accordance with the terms of the Warrants and the Redemption Warrants, will be duly and validly authorized and issued and fully paid and non-assessable; and the holders of outstanding capital stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the sale of the Securities or the issuance of Common Stock upon the exercise thereof.

3.5. Organization and Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company does not have any subsidiaries except as listed in Exhibit B hereto. The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

3.6. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrants and the Redemption Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been, and on the Closing Date the Registration Rights Agreement, the Warrants and the Redemption Warrants will be, duly executed and delivered by the Company and (iv) this Agreement constitutes, and upon execution and delivery thereof the Registration Rights Agreement, the Warrants and the Redemption Warrants will be, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3.7. Corporate Documents. The Company has furnished or made available to the Subscriber true and correct copies of the Company's Certificate of Incorporation, as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws"), certified in each case by the Assistant Secretary of the Company.

3.8. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrants
(including the exercise thereof) and the Redemption Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not
(i) result in a violation of the Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries are bound, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; provided that, for purposes of such representation as to federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Subscriber and not to the Company. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights
Agreement or issue and sell the Securities in accordance with the terms hereof and thereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Subscriber herein.

3.9. Exchange Act Reports. The Company has delivered or made available to the Subscriber true and complete copies of the Exchange Act Reports. The Company has not provided to the Subscriber any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the Exchange Act Reports complied (and as of its effective date, the Registration Statement defined in Section 5.1 will comply) in all material respects with the requirements of the Exchange Act (or in the case of such Registration Statement, the Securities Act) and the rules and regulations of the SEC promulgated thereunder and other applicable federal, state and local laws, rules and regulations, and none of the Exchange Act Reports contained (and, as of its effective date, such Registration Statement will not contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included (or to be included) in the Exchange Act Reports and the Registration Statement comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been (or will be) prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present (or will fairly present) the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.10. No Material Adverse Change. Since June 30, 1997, except as disclosed in the Exchange Act Reports, no Material Adverse Effect has occurred or exists.

3.11. No Violation of Creditor Covenants. No event of default has occurred and is continuing (or event which with lapse of time or notice or both would constitute such an event) under any of the revolving credit facilities or other financing arrangements of the Company or its subsidiaries.

3.12. No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations not disclosed in the Exchange Act
Reports, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since June 30, 1997, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

3.13. No Undisclosed Events or Circumstances.. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3.14. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act.

3.15. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Subscriber relating to this Agreement or the transactions contemplated hereby, except for dealings with DJ Ltd., whose commissions and fees will be paid for by the Company.

3.16. Effectiveness of SEC Filings. The SEC has not issued any stop order or other order suspending the effectiveness of any registration involving the Company or its subsidiaries.

3.17. No Material Litigation Proceedings. Neither the Company nor any of its subsidiaries is a party to or the subject of any litigation, arbitration or other proceeding which if adversely determined would singly or in the aggregate have a Material Adverse Effect.

4. Covenants of the Subscriber

4.1 Resales. The Subscriber will not make any offers or sales of the Securities other than pursuant to a registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Subscriber will comply with applicable prospectus delivery requirements under the Exchange Act.

4.2 Low Trades. The Subscriber will not, directly or through any Affiliate, (i) create the lowest reported sales price on the NASDAQ SmallCap Market (or the NASDAQ National Market, if the
Common Stock is included therein) for the Common Stock on any trading day or (ii) offer to sell shares of Common Stock at a price lower than the then prevailing bid price for the Common Stock on the NASDAQ SmallCap Market (or the NASDAQ National Market, if the Common Stock is included therein).

4.3 Short Position. The Subscriber, and any person acting in concert with the Subscriber, currently has no existing short position, and during the last 90 trading days had no short position, with respect to the Common Stock and agrees not to enter into any short sales (except exempt short sales) or other hedging transactions with respect to any securities of the Company at any time during a Valuation Period (as hereinafter defined).

5. Covenants of the Company

5.1 Registration Rights. The Company will file and use its best efforts to cause to become effective, as promptly as possible, a registration statement ("Registration Statement") on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the resale of the Underlying Stock and shall take all action necessary to qualify the Underlying Stock under all applicable state "blue sky" laws, in accordance with terms of the Registration Rights Agreement (the "Registration Rights
Agreement") in the form of EXHIBIT C hereto, which the Company and the Subscriber shall enter into at the Closing.

5.2. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of Common Stock upon exercise of the Warrants and the Redemption Warrants; provided, however, that the number of shares so reserved shall at all times be at least 1,000,000 shares. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to exercise of the Warrants (provided that in no event shall the number of shares so reserved be less than the number required to satisfy the remaining exercise rights on the outstanding Warrants and the Redemption Warrants) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

5.3. Listing of Underlying Shares. The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Agreement, to take such action to cause the Underlying Stock to be included in the Nasdaq SmallCap Market as promptly as possible but no later than the effective date of the Registration Statement. The Company further agrees, if the Company applies to have the Common Stock traded on any other principal stock exchange or market, to include in such application the Underlying Stock and to take such other action as is necessary to cause the Underlying Stock to be listed on such other exchange or market as promptly as possible.

5.4 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under Exchange Act. The Company will take all action necessary to continue the inclusion of the Common Stock in the Nasdaq SmallCap Market (or the Nasdaq National Market) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD.

5.5. Legends. The Underlying Stock and certificates evidencing the same shall at all times be free of legends (except as provided in Section 6.1 below), "stop transfers", "stock transfer restrictions" or other restrictions, upon the effectiveness of the Registration
Statement.

5.6. Corporate Existence. The Company will take all steps necessary to preserve and continue its corporate existence.

5.7. Right of First Refusal. In the event that at any time or from time to time during the twelve (12) month period immediately following the Closing Date, (i) the Company proposes to issue or sell any shares of Common Stock or any of its securities which are convertible into or exchangeable for Common Stock or any convertible security, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of Common Stock
(other than shares or options issued or which may be issued pursuant to the Company's employee, officer, director or consultant stock or option or similar equity-based compensation plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date consisting of warrants to purchase
326,728 shares of Common Stock which are currently outstanding, options to purchase 1,072,694 shares of Common Stock which are currently issued and outstanding or available for grant, securities issued pursuant to any future stock option or equity plan approved by the Company's stockholders, and securities issued in a registered public offering or as part of an investment by any licensee, prospective licensee, director, officer, or employee of the Company or members of their immediate families, or options or warrants which are not issued in connection with the raising of capital), whether singly or together with other securities at an effective purchase price per share of Common Stock which is at a discount to the lowest reported sales price per share of Common Stock on the date of valuation and (ii) the Outstanding Amount of Warrants is greater than or equal to $1,000,000, then the Company shall give written notice (the "Proposal Notice") to the Subscriber of such proposed issuance, specifying the terms thereof in reasonable detail, and the Subscriber shall have the right, exercisable by written notice delivered within 30 days of the date of receipt by the Subscriber of the Proposal Notice, to subscribe for and purchase all (or such lesser portion as the Subscriber shall specify in writing) of the Common Stock or other securities proposed to be issued, on terms and conditions no less favorable to the Subscriber than those specified in the Proposal Notice.

6. Legends; Subsequent Transfer of Securities; Denominations

6.1 Legend. The Company will issue one or more Warrants in the name of the Subscriber and in such denominations to be specified by the Subscriber prior to (or from time to time subsequent to) the Closing. The Warrants, and any shares of Common Stock issued upon exercise thereof prior to the effectiveness of the Registration Statement, will bear the following legend (the "Legend"):

    THESE SECURITIES HAVE NOT BEEN REGISTERED
    UNDER THE SECURITIES ACT OF 1933 OR ANY
    STATE SECURITIES LAWS, AND MAY NOT BE SOLD
    OR OFFERED FOR SALE EXCEPT PURSUANT TO AN
    EFFECTIVE REGISTRATION STATEMENT AS TO THE
    SECURITIES UNDER SAID ACT AND ANY
    APPLICABLE STATE SECURITIES LAWS OR
    PURSUANT TO AN AVAILABLE EXEMPTION FROM
    SUCH REGISTRATION REQUIREMENTS.

Following the effectiveness of the Registration
Statement, the Company will promptly instruct its transfer agent, upon surrender of the Warrants and/or Underlying Stock, to remove the Legend from any of the Underlying Stock. In addition, and if applicable, the Company shall reissue certificates representing the Securities without the legend set forth above at such time as (i) the Holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act or (ii) the Securities are sold to a purchaser or purchasers in a transaction exempt from registration under the Securities Act, as evidenced by an opinion of counsel to the transferor delivered to and reasonably satisfactory to the Company.

6.2 No Other Legend or Stock Transfer Instructions. No legend has been or shall be placed on the share certificates representing the Securities and no stock transfer instructions have been or shall be given to the Company's transfer agent with respect thereto other than as set forth in this Section 6.

6.3 Subscriber's Compliance. Nothing in this section shall affect the Subscriber's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

6.4 Other Restrictions on Transfer. The Subscriber shall not transfer the Warrants or the Redemption Warrants to any party not constituting an Affiliate of Ramius Capital Group, L.L.C.,
Promethean Investment Group, L.L.C. or Angelo, Gordon & Co.,
L.P. without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

7. Governing Law; Jurisdiction; Waiver of Jury Trial
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law. The Company and the Subscriber hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New
York or the United States District Court for the Southern District of New York located in New York County, New York. To the extent permitted by applicable law, the Company and Subscriber consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to such party at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement.

8. Assignment, Entire Agreement, Amendment

8.1 Assignment. Neither this Agreement nor any rights of the Subscriber hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the provisions of this Agreement, the Warrants, the Redemption Warrants and the Registration Rights Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Securities purchased by the Subscriber hereunder with respect to the Securities held by such person.

8.2. Entire Agreement; Amendment. This Agreement, the Warrants, the Redemption Warrants, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

9.  Publicity

The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Subscriber without its prior written consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Except as may be required by law, the Company and the Subscriber shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

10.  Notices, Etc.; Expenses; Indemnity

10.1 Notices. Any notice, demand or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by overnight or two day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing. Copies of all notices to the Subscriber shall be sent to its designee or representative.

10.2 Costs and Expenses. The Company shall be responsible for the Subscriber's costs and expenses, due and payable at Closing
(including legal fees and expenses) incurred in entering into this Agreement and the transactions contemplated hereby and in conducting a due diligence examination in connection with the transactions contemplated hereby, but not to exceed $20,000.

10.3. Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

11.  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

12.  Survival; Severability

The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Subscriber. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, unless the absence of such provision materially changes the economic benefit of this Agreement to any party.

13.  Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

  [SIGNATURE PAGE FOLLOWS]

  Aggregate Purchase Price   $1,500,000

  Name of the   Subscriber:

  RAMIUS CAPITAL GROUP, L.L.C.

  By: _/s/ Jeffrey M. Solomon
  Jeffrey M. Solomon
  Principal


  Date of Subscription:  October 29, 1997

  Place of Execution:  New York
  Place of Organization or Citizenship:
  Place of Residency and/or
  Principal Place of Business

  Attn:
  (Telephone): _________________
  (Fax):________________
  Registration instructions:
  (Name) (Please Print)___________________

THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 29th
DAY OF OCTOBER 1997.

  RESEARCH FRONTIERS INCORPORATED

  By: /s/ Robert L. Saxe
  Name:  Robert L. Saxe
  Title:  President
  Address:  240 Crossways Park Drive
  Woodbury, New York
  11797-2033

  Aggregate Purchase Price   $1,400,000

 Name of the Subscriber:

LEONARDO, L.P.

By: ANGELO, GORDON & CO., L.P.
  General Partner

  By: _/s/ Michael Gordon
  Michael Gordon
  Chief Operating Officer

  Date of Subscription:  October 29, 1997


  Place of Execution:  New York
  Place of Organization or Citizenship: Cayman Island
  Place of Residency and/or
  Principal Place of Business

  Attn: Gary Wolf
  (Telephone): 212-692-2058
  (Fax): 212-867-6449
  Registration instructions:
  (Name) (Please Print) Leonardo, LP

THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 29th
DAY OF OCTOBER 1997.

  RESEARCH FRONTIERS INCORPORATED

  By:  /s/ Robert L. Saxe
  Name:  Robert L. Saxe
  Title:  President
  Address:  240 Crossways Park Drive
  Woodbury, New York
  11797-2033

Aggregate Purchase Price $300,000

Name of the Subscriber:

AG SUPER FUND INTERNATIONAL PARTNERS, L.P.

By: ANGELO, GORDON & CO., L.P.
General Partner

  By: /s/ Michael Gordon
  Michael Gordon
  Chief Operating Officer

  Date of Subscription:  October 29, 1997


  Place of Execution:  New York
  Place of Organization or Citizenship: Cayman Islands
  Place of Residency and/or
  Principal Place of Business

  Attn: Gary Wolf
  (Telephone): 212-692-2058
  (Fax): 212-867-6449
  Registration instructions: AG SUPER FUND INTERNATIONAL PARTNERS, L.P.
  (Name) (Please Print)

THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 29th
DAY OF OCTOBER 1997.

  RESEARCH FRONTIERS INCORPORATED

  By:/s/ Robert L Saxe
  Name:  Robert L. Saxe
  Title:  President
  Address:  240 Crossways Park Drive
  Woodbury, New York
  11797-2033

Aggregate Purchase Price $400,000

Name of the Subscriber:

  RAPHAEL, L.P.

  By: /s/ Michael Gordon
  Michael Gordon
  Chief Operating Officer


  Date of Subscription:  October 29, 1997

  Place of Execution:  New York
  Place of Organization or Citizenship: Cayman Islands
  Place of Residency and/or
  Principal Place of Business

  Attn: Gary Wolf
  (Telephone): 212-692-2058
  (Fax): 212-867-6449
  Registration instructions:
  (Name) (Please Print) Raphael LP

THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 29th
DAY OF OCTOBER 1997.

  RESEARCH FRONTIERS INCORPORATED

  By: /s/ Robert L Saxe
  Name:  Robert L. Saxe
  Title:  President
  Address:  240 Crossways Park Drive
  Woodbury, New York
  11797-2033

Aggregate Purchase Price $400,000

Name of the Subscriber:

  RAMIUS FUND, LTD.

  By:  AG Ramius Partners, L.L.C.
  Investment Advisor

  By: /s/ Michael L. Gordon
  Michael L. Gordon
  Managing Officer

  Date of Subscription:  October 29, 1997

  Place of Execution:  New York
  Place of Organization or Citizenship: Bermuda
  Place of Residency and/or
  Principal Place of Business

  Attn: Gary Wolf
  (Telephone): 212-692-2058
  (Fax):_212-867-5449
  Registration instructions:
  (Name) (Please Print) Ramius Fund Ltd.

THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 29th
DAY OF OCTOBER 1997.

  RESEARCH FRONTIERS INCORPORATED

  By: /s/ Robert L Saxe
  Name:  Robert L. Saxe
  Title:  President
  Address:  240 Crossways Park Drive
  Woodbury, New York
  11797-2033

  Aggregate Purchase Price $500,000

  Name of the Subscriber:

  HERACLES FUND

  By:  Promethean Investment Group, L.L.C.
  Investment Manager

  By: /s/ Brian Yeh
  Brian Yeh
  Managing Member


  Date of Subscription:  October 29, 1997

  Place of Execution:  New York
  Place of Organization or Citizenship:
  Place of Residency and/or
  Principal Place of Business
  40 West 57th Street, Suite 1520
  New York, NY 10019
  Attn:
  (Telephone): ______212-698-0588___________
  (Fax):212-698-0505
  Registration instructions:
  (Name) (Please Print) Heracles Fund

THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 29th
DAY OF OCTOBER 1997.

  RESEARCH FRONTIERS INCORPORATED

  By: /s/ Robert L Saxe
  Name:  Robert L. Saxe
  Title:  President
  Address:  240 Crossways Park Drive
  Woodbury, New York
  11797-2033

  Aggregate Purchase Price $500,000

  Name of the Subscriber:

  THEMIS PARTNERS, L.P.
  By:  Promethean Investment Group, L.L.C.
  Investment Manager

  By: /s/ Brian Yeh
  Brian Yeh
  Managing Member


  Date of Subscription:  October 29, 1997

  Place of Execution:  New York
  Place of Organization or Citizenship:
  Place of Residency and/or
  Principal Place of Business
  40 West 57th Street, Suite 1520
  NY, NY 10019
  Attn:
  (Telephone): 212-698-0588_________________
  (Fax): 212-698-0505
  Registration instructions:
  (Name) (Please Print) Themis Partners LP

THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 29th
DAY OF OCTOBER 1997.

  RESEARCH FRONTIERS INCORPORATED

  By:/s/ Robert L Saxe
  Name:  Robert L. Saxe
  Title:  President
  Address:  240 Crossways Park Drive
  Woodbury, New York
  11797-2033

  EXHIBIT A
  FORM OF COMMON STOCK PREPAID WARRANT

  EXHIBIT B
  SUBSIDIARIES OF THE COMPANY

   None

  EXHIBIT C
  REGISTRATION RIGHTS AGREEMENT

  SCHEDULE 1.4(d)
  EXCHANGE ACT REPORTS

EXHIBIT 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.
THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS
TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE
STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION
FROM SUCH REGISTRATION REQUIREMENTS.


                                         Right to Purchase Shares of Common
                                         Stock of Research Frontiers
                                         Incorporated
               _____________________________
                Common Stock Prepaid Warrant

Research Frontiers Incorporated, a Delaware corporation having an address at 240 Crossways Park Drive, Woodbury, New York 11797-
2033 (the "Company"), hereby certifies that the entity listed below or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time after the date hereof and ending sixty (60) months after the date hereof (as such period may be extended pursuant to Section 5A of the Registration Rights Agreement)
(the "Termination Date") fully paid and nonassessable shares of Common Stock, $.0001 par value, of the Company together with any associated Common Stock purchase rights issued under the Stockholder Rights Plan dated February 16, 1993 or any similar stockholder rights plan of the Company adopted after the date hereof (the "Common Stock"). The aggregated purchase price of the Warrants is $5,000,000 (the "Outstanding Amount").

1.  Definitions.

(a) the term "Exercise Price" shall mean the lesser of (i) the Initial Exercise Price or (ii) 82% of the average of the high and low trading prices on the Nasdaq SmallCap Market (or the Nasdaq National Market if the Common Stock is included therein) for each of the previous five trading days as of the date of exercise (the "Valuation Period"); provided, however, that in the event that the Registration Statement referred to in
Section 2(b) of the Registration Rights Agreement is not declared effective by the Commission by the 120th day following the Closing Date, the Initial Exercise Price shall be reduced by 2% for each month or portion thereof that the Registration Statement shall not be declared effective, such reduction pursuant to this proviso not to exceed 8% or, in lieu of such reduction, the Company may elect, by irrevocable notice to the Warrant Holder received not later than the 120th day following the Closing Date, to pay the Warrant Holder an amount equal to 2% of the Outstanding Amount in shares of Common Stock for each month or portion thereof that the Registration Statement shall not be declared effective, such shares of Common Stock to be valued at the average of the high and low trading prices on the Nasdaq SmallCap Market (or the Nasdaq National Market if the Common Stock is included therein) for each of the five trading days immediately preceding the end of each such month (or, if the Registration Statement is declared effective during such month, for each of the five trading days immediately preceding the date the Registration Statement is declared effective) and to be issued within five (5) days after the end of each such month or effective date, as the case may be.

(b)  the term "Initial Exercise Price" shall mean $10.21.

(c) the term "Warrant Holder" shall mean the Purchaser or any permitted assignee under the Subscription Agreement of all or any portion of this Warrant at any given time.

(d) the term "Warrant Shares" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

(e) other terms used herein which are defined in the Subscription Agreement, dated as of October 29, 1997 (the
"Agreement"), or the Registration Rights Agreement, dated as of October 29, 1997 (the "Registration Rights Agreement"), shall have the same meanings herein as therein.

2.  Exercise at the Option of the Warrant Holder.  The
Holder of this Warrant shall have the following exercise rights.

(a) Holder's Right to Exercise. This Warrant shall be exercisable at any time after the Closing Date, in whole or in part, at the option of the Warrant Holder, into fully paid, validly issued and nonassessable shares of Common Stock. If this Warrant is exercised in part, the portion of this Warrant not so exercised shall remain entitled to the exercise rights provided herein.

(b) Exercise Price. Except as stated in paragraphs 2(d) and 9 of this Warrant, the Outstanding Amount of this Warrant that is exercised into shares of Common Stock at the option of the Holder shall be exercised into the number of shares of Common Stock which results from application of the following formula:

      P
==============
Exercise Price

P = Outstanding Amount of this Warrant submitted for exercise

The number of shares of Common Stock into which the Outstanding
Amount of this Warrant hereto may be exercised pursuant to this Section 2 is hereinafter referred to as the "Exercise Rate."

(c) Paragraph 4 Transaction Redemption. In the event that there is a definitive agreement executed for a Paragraph 4 Transaction (as hereinafter defined) the Company shall notify the Warrant Holder in writing of the execution of such a definitive agreement, and the Warrant Holder may elect at any time up to 5 days prior to the effective date of such Paragraph 4 Transaction to cause the Company to redeem this Warrant, in whole or in part, at a redemption price equal to 115% of the Outstanding Amount at the time of election.

(d) Soft Floor Provision. The Warrant Holder may not exercise this Warrant at any time that the Exercise Price is less than or equal to $5.10 (the "Floor Price"); provided, however, that in the event that the closing price of the Common Stock on the Nasdaq SmallCap Market (or the Nasdaq National Market if the Common Stock is included therein) is less than or equal to the Floor Price for sixty (60) consecutive calendar days, the prohibition on exercise set forth in this Section 2(d) will, upon the expiration of such sixty (60) day period, be inoperative, subject to reinstatement in the event that the Exercise Price is equal to or greater than $8.37 for a period of ten (10) consecutive trading days.

(e) Mechanics of Exercise. In order to exercise this Warrant (in whole or in part) into full shares of Common
Stock, the Warrant Holder shall surrender this Warrant, duly endorsed, by either overnight or 2-day courier, to the principal office of the Company, and shall give written notice in the form of EXHIBIT 1 hereto (the "Notice of Exercise") by facsimile (with the original of the Notice of Exercise forwarded with the foregoing courier) to the Company at such office (by 12:00 noon on the Holder Exercise Date (defined below) if the trading price of the Common Stock is less than or equal to $3.00 at such time) that the Holder elects to exercise the Outstanding Amount specified therein, which Notice of Exercise and election shall be irrevocable by the Holder; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such exercise unless either the Warrant evidencing the Outstanding Amount is delivered to the Company as provided above, or the Warrant Holder notifies the Company that such Warrant(s) have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Warrants.
The Company shall use its best efforts to issue and deliver within three business days after delivery to the Company of such Warrant(s), or after receipt of such agreement and indemnification, to such Warrant Holder at the address of the Warrant Holder, or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Warrant Holder shall be entitled as aforesaid, together with a calculation of the Exercise Rate and a Warrant or Warrants for the Outstanding Amount not submitted for exercise. The effective date of exercise (the "Holder Exercise Date") shall be deemed to be the date on which the Company receives by facsimile the Notice of Exercise, and the person or persons entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(f) Company Cash Election. Notwithstanding the provisions of this Section 2, in the event that the closing bid price of the Common Stock on the Nasdaq SmallCap Market
(or the Nasdaq National Market if the Common Stock is included therein) is less than or equal to $3.00 on the Holder Exercise Date, in lieu of issuing the shares of Common Stock to which the Warrant Holder is entitled pursuant to this Section 2, the Company shall have the option, upon irrevocable notice received by the Warrant Holder by facsimile not later than 1:00 p.m. on the Holder Exercise Date, to pay the Warrant Holder an amount (the "Cash Election Amount") equal to the product of
(x) the closing bid price of the Common Stock on the Holder Exercise Date and (y) the number of shares of Common Stock to which the Warrant Holder would have been entitled pursuant to this Section 2 but for the provisions of this Section 2(f).

3.  Exercise on Termination Date.

At the Termination Date, the then Outstanding Amount of
Warrants shall be automatically exercised for Common Stock in accordance with the terms of this Warrant without notice. The Company shall use its best efforts to issue and deliver within three business days after delivery to the Company of this Warrant, or after receipt of the agreement and indemnification described in paragraph 2(e) above, to the Warrant
Holder at the address of the Warrant Holder, or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Warrant Holder shall be entitled hereunder. The person or persons entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Termination Date. The Termination Date shall be a "Holder Exercise Date" for purposes of this Warrant.

 4.  Paragraph 4 Transactions.

If at any time (i) there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person
(whether or not the Company is the surviving corporation) or there occurs any other corporate reorganization or transaction or series of related transactions, and as a result thereof the stockholders of the Company pursuant to such merger, consolidation, reorganization or other transaction shall own in the aggregate less than 50% of the voting power and common equity of Company or the ultimate parent corporation or other entity surviving or resulting from such merger, consolidation, reorganization or other transaction, (ii) the Company transfers all or substantially all of the Company's assets to another corporation or other entity or person or (iii) the Company shall fix a record date for the declaration of a material distribution or dividend (x) payable in securities or assets (other than shares of Common Stock) or (y) payable in cash but other than out of the surplus of the Company in accordance with the Delaware General
Corporation Law (each a "Paragraph 4 Transaction"), then, if the Warrant Holder shall not have elected pursuant paragraph 2(c) hereof to cause this Warrant to be redeemed by the Company, the Warrant Holder may (by exercising this Warrant pursuant to paragraph 2 hereof) participate in any such Transaction as a class with holders of Common Stock on the same basis as if this Warrant had been exercised one day prior to the effective date (or record date for such distribution or dividend) of such Transaction and the Company shall make provision for the rights of the Warrant Holder specified in this paragraph 4 in any such Paragraph 4 Transaction.

5.  Redemption at the Option of the Company.  This
Warrant may not be redeemed at the option of the Company except in accordance with the terms of this Section 5.

(a) To the extent the Company shall have funds legally available for such payment, the Company may, provided the closing price per share of Common Stock is less than or equal to $6.00 for fifteen (15) consecutive trading days immediately prior to the date of redemption, redeem this Warrant, in whole or in part, at a redemption price equal to 105% of the then Outstanding Amount of the Warrants being redeemed upon 30 days' notice and payable in cash, together with one new five year Common Stock Purchase Warrant containing the same terms and conditions as this Warrant for every three shares of Common Stock underlying the unexercised portion of such redeemed Warrant, with an exercise price of 115% of the bid price for the Common Stock on the Nasdaq SmallCap Market
(or the Nasdaq National Market if the Common Stock is included therein) on the day of redemption (the "Redemption Warrant"), such Redemption Warrants, as a condition to such redemption, to be reasonably satisfactory to the Warrant Holder.

(b) To the extent the Company shall have funds legally available for such payment, the Company may, provided the closing price per share of Common Stock is greater than or equal to $14.00 for any fifteen (15) consecutive trading days after the Registration Statement shall be declared effective, redeem this Warrant, in whole or in part, at a redemption price equal to 100% of the then Outstanding Amount of the Warrants being redeemed upon 120 days' notice, such notice not to be given earlier than the second anniversary of the Closing Date and payable in cash, provided that the Registration Statement shall be effective on the date of redemption.

(c) Upon irrevocable notice to the Warrant Holder of the redemption of this Warrant, this Warrant shall be redeemed by the Company at the redemption price herein specified. In the event that less than the Outstanding Amount of this Warrant is redeemed, then the Company shall issue and deliver within three (3) business days after delivery to the Company of this Warrant, to such Warrant Holder at the address of the Warrant Holder, a Warrant for the Outstanding Amount of this Warrant not redeemed by the Company.

6.  Delivery of Stock Certificates.

(a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) trading days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise.

7.  Fractional Shares.

No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. In lieu thereof, the number of shares of Common Stock that are issuable upon any exercise shall be rounded up or down to the nearest whole share.

8.  Covenants of the Company.

(a) The Company will not take any action specified in paragraph 4(iii) (y) hereof without the Warrant Holder's prior written consent.

(b) The Company shall use its reasonable best efforts to insure that a Registration Statement under the Act covering the issuance of the Warrant Shares and the resale or other disposition thereof by the Warrant Holder is effective as provided in the Registration Rights Agreement.

(c) The Company shall take all necessary actions and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, those of the NASD, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

(d) From the date hereof through the Termination Date, the Company shall take all steps reasonably necessary to insure that the Common Stock remains included in the Nasdaq
SmallCap Market (or the Nasdaq National Market if the
Common Stock is included therein).

(e) The Company shall not amend its Certificate of Incorporation or Bylaws so as to constitute a breach of the Company's obligations hereunder.

(f) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares; provided, however, that the number of shares so reserved shall at all times be at least 1,000,000 shares. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to exercise of the Warrants (provided that in no event shall the number of shares so reserved be less than the number required to satisfy the remaining exercise rights on the outstanding Warrants and the Redemption Warrants) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

(g) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

(h)  With a view to making available to the Warrant
Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and
(iii) furnish to any Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

9.  Adjustment of Exercise Price and Number of Shares.
The number of, and kind of, securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time if:

(a)  Subdivisions, Combinations and Other Issuances.
The Company shall subdivide its outstanding securities as to which exercise rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which exercise rights under this Warrant exist. In such event, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.

(b) Stock Dividend. The Company declares a dividend or other distribution on Common Stock payable in Common
Stock or other securities or rights convertible into Common
Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or Common Stock Equivalents
(including the additional shares of Common Stock issuable upon exercise or conversion thereof). In such event, the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate number of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate number so issuable immediately before such record date (or on the date of such distribution, if applicable).

(c) Other Distributions. The Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities exercisable into Common Stock). In such event, the Exercise Price of this Warrant shall be adjusted in good faith by the Company's Board of Directors to reflect the value distributed on each share of Common Stock.

(d) Merger, etc. There shall be, through any means, a merger or consolidation of the Company with or into or, through any means, a transfer of all or substantially all of the assets of the Company to another entity. In such event, the Warrant Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be.

(e) Reclassification etc. There shall be, through any means, a reorganization or reclassification of the securities as to which exercise rights under this Warrant exist into the same or a different number of securities of any other class or classes. In such event, the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

10.  Reservation of Stock Issuable Upon Exercise.

(a) Reservation Requirement. The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of Common Stock upon exercise of all of the Warrants pursuant hereto.

(b) Default. If the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to a Warrant Holder upon receipt of a Notice of Exercise or is otherwise unable to issue such shares of Common Stock in accordance with the terms of this Warrant and such condition shall remain unremedied for a period of forty-five (45) days after the Company's receipt of a Notice of Exercise (an "Exercise Default"), then from and after the fifth
(5th) day following an Exercise Default, the Company shall be obligated to pay each Warrant Holder 2% per month of the then Outstanding Amount of this Warrant for which an Exercise
Notice has been sent (the "Default Charge") in cash on or prior to the fifth day after the end of the month for which the Default Charge is payable. In addition, in the event that an Exercise Default is not cured within 180 days after the date of the Notice of Exercise or the Default Charge is not paid within 5 days after the end of each month for which it is due, this Warrant may, at the Warrant Holder's option, be redeemed in whole or in part at a redemption price equal to 125% of the Outstanding Amount thereof, together with any unpaid Default Charge.

11.  No Reissuance of Warrants.

No Warrants acquired by the Company by reason by redemption, purchase, exercise or otherwise shall be reissued, and all such Warrants shall be retired.

12.  Holder's Rights if Shares are Delisted or if Trading in
  Common Stock is Suspended.

In the event that at any time on or after the date hereof, and prior to the Termination Date, trading in the shares of the Common Stock is suspended on the Nasdaq SmallCap Market (or the Nasdaq National
Market if the Common Stock is included therein) for a period of five consecutive trading days, other than as a result of the suspension of trading in securities in general, or if such shares are delisted from the Nasdaq SmallCap Market (or the Nasdaq National Market if the Common Stock is included thereon) then, at the Warrant Holder's option, upon notice to the Company, the Company shall redeem such Holder's Warrants at a redemption date designated by such Holder, and at the redemption price equal to 125% of the then Outstanding Amount of the Warrant.

13.  Limitations on Holder's Right to Exercise.

Notwithstanding anything to the contrary contained herein, each Exercise Notice shall be deemed to contain a representation that, after giving effect to the shares of the Common Stock to be issued pursuant to such Exercise Notice, the total number of shares of the Common Stock deemed beneficially owned by the Warrant Holder, together with all shares of the Common Stock deemed beneficially owned by the Warrant Holder's "affiliates" as defined in Rule 144 of the Act, will not exceed 4.9% of the total issued and outstanding shares of the Common Stock.

14.  Registration Suspension.

In the event that at any time or from time to time any registration statement with respect to the Common Stock issuable upon conversion of this Warrant is suspended or trading in the Common Stock on the Nasdaq SmallCap Market (or the Nasdaq National Market if the
Common Stock is included therein) is suspended for a period of time ("Blackout Period"), the Termination Date hereunder shall be extended for a period equal to 1.5 times the number of days in such Blackout Period. Furthermore, additional provisions pertaining to the suspension of effectiveness of such registration statement set forth in Paragraph 5A of the Registration Rights Agreement, shall be applicable in the event of a Blackout Period, and are specifically incorporated by reference herein.

15.  Payment of Expenses.

The Company agrees to pay all reasonable fees and expenses, including reasonable attorneys' fees, which may be incurred by the Warrant Holder in enforcing the provisions of this Warrant, the Subscription Agreement or the Registration Rights Agreement (as defined in the Subscription Agreement).

16.  Defaults.

The following shall constitute "Events of Default":

(a) The Company refuses at any time to honor any Notice of Exercise issued in accordance with the terms of Paragraph 2 hereof; or

(b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Warrant or the Subscription Agreement shall be false or misleading in any material respect and such condition (to the extent capable of being cured) shall continue uncured for a period of ten (10) business days after the Company has become aware thereof or, in the exercise of reasonable care, should have become aware thereof; or

(c) The Company shall fail to perform or observe in any material respect any covenant or agreement in the Subscription Agreement, or any other covenant, term, provision, condition, agreement or obligation of the Company under this Warrant (except Section 10(a) hereof) and such failure shall continue uncured for a period of ten (10) business days after the Company has become aware thereof or, in the exercise of reasonable case, should have become aware thereof; or

(d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature;
(3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or
(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within ninety (90) days after such appointment; or
(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within ninety (90) days thereafter; or
(g) Any money judgment (including any arbitration award, but only if reduced to a judgment), writ or warrant of attachment, or similar process in excess of Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than ten (10) days prior to the date of any proposed sale thereunder; and

(h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other similar proceedings, or relief under any bankruptcy law or any law for the relief of debt, shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any allegations of, or default in answering a petition filed in any such proceeding.
Unless an Event of Default shall have been waived in writing by the Warrant Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of and on notice by the Warrant Holder and in the Warrant Holder's sole discretion, this Warrant shall be redeemed at a redemption price equal to 125% of the Outstanding Amount of the Warrant, the Company's obligation to redeem this Warrant having arisen immediately prior to the occurrence of such Event of Default.

17.  Bankruptcy.

The Company and the Warrant Holder agree that the rights of the Warrant Holder under this Warrant shall, upon the occurrence of any Event of Default specified in paragraph 16(d), (e), (f) or (h) or upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, rank prior and in preference to the rights of the holders of Common Stock.

18.  No Impairment.

The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable
Warrant Shares on the exercise of this Warrant and (c) comply fully with all of the provisions of this Warrant, including but not limited to the non-impairment provisions of paragraphs 4 and 9(a)-(e).

19.  Notice of Adjustments; Notices.

Whenever the Exercise Price shall be adjusted pursuant to the terms hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

20.  Rights as Stockholder.

Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including without limitation, the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

21.  Replacement of Warrant.

On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

22. Specific Enforcement; Consent to Jurisdiction; Waiver of Jury Trial.

(a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

(b) Each of the Company and the Warrant Holder hereby (i) agree that all actions or proceedings arising directly or indirectly from or in connection with this Warrant shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York and (ii) to the extent permitted by applicable law, consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered-mail, return receipt requested, directed to such party at its address set forth in this Warrant (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.
The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Warrant.

23.  Entire Agreement; Amendments.

This Warrant, the Exhibits hereto and the provisions contained in the Subscription Agreement or the Registration Rights Agreement and incorporated into this Warrant and the Warrant Shares contain the entire understanding of the parties with respect to the matters covered hereby and thereby and except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

24.  Restricted Securities.

The provisions of the Subscription Agreement are incorporated herein by reference and hereby made a part hereof.

25.  Notices.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correction answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

  to the Company:
  Research Frontiers Incorporated
  240 Crossways Park Drive
  Woodbury, New York 11797-2033

  Attention:  Robert L. Saxe
                    President

  to the Warrant Holder:
  Leondardo, L.P.
  AG Super Fund International Partners, L.P.
  Raphael, L.P.
  Ramius Fund, Ltd.

  c/o Angelo, Gordon & Co., L.P.
  245 Park Avenue, 26th Floor
  New York, NY  10167
  Attention:  Gary Wolf

  Heracles Fund
  Themis Partners, L.P.
  Promethean Investment Group
  40 West 57th Street, 15th Floor
  New York, NY  10019
  Attention:  James O'Brien

  Ramius Capital Group, L.L.C.
  757 Third Avenue, 27th Floor
  New York, NY  10017
  Attention:  Jeffrey M. Solomon

  Either party hereto may from time to time change its address for notices under this Section 25 by giving at least 10 days prior written notice of such changed address to the other party hereto.

26.  Miscellaneous.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

27.  Expiration.

Subject to the provisions of paragraph 3 of this Warrant and
Section 5A of the Registration Rights Agreement, the right to exercise this Warrant shall expire sixty (60) months after the date hereof.

Dated: October 29, 1997                  RESEARCH FRONTIERS  INCORPORATED
                                         By: /s/ Robert L. Saxe
                                                 Robert L. Saxe
                                         Title: President
[CORPORATE SEAL]

Attest:

By: /s/ Joseph M. Harary
      Joseph M. Harary
      Its: Assistant Secretary

RAMIUS CAPITAL GROUP, L.L.C.

By: /s/ Jeffrey M. Solomon
  Jeffrey M. Solomon
  Principal

Outstanding Amount Subscribed
for:  $1,500,000

LEONARDO, L.P.

By: Angelo Gordon & Co., L.P.
      General Partner
  By: /s/ Michael L. Gordon
  Michael L. Gordon
  Chief Operating Officer

Outstanding Amount Subscribed
for:  $1,400,000


AG SUPER FUND INTERNATIONAL PARTNERS, L.P.
By: By: Angelo Gordon & Co., L.P.
  General Partner

  By: /s/ Michael L. Gordon
  Michael L. Gordon
  Chief Operating Officer

Outstanding Amount Subscribed
for:  $300,000

RAPHAEL, L.P.

By:  /s/ Michael L. Gordon
  Michael L. Gordon
  Chief Operating Officer

Outstanding Amount Subscribed
for:  $400,000

RAMIUS FUND, LTD.
By: AG Ramius Partners, L.L.C.
  Investment Advisor

  By:  /s/ Michael L. Gordon
  Michael L. Gordon
  Managing Officer

Outstanding Amount Subscribed
for:  $400,000

HERACLES FUND
 By: Promethean Investment  Group, L.L.C.
  Investment Manager

  By: /s/ Brian Yeh
  Brian Yeh
  Managing Member

Outstanding Amount Subscribed
for:  $500,000

THEMIS PARTNERS, L.P.
By: Promethean Investment Group, L.L.C.
Its:  General Partner

  By:   /s/ Brian Yeh
  Brian Yeh
  Managing Member

Outstanding Amount Subscribed
for:  $500,000

  FORM OF WARRANT EXERCISE
  (To be signed only on exercise of Warrant)
TO . . . . . . . . .
The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise $__________ of the Outstanding Amount of this
Warrant for shares of Common Research Frontiers Incorporated, a
Delaware corporation (the "Company"), and requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to _______________________, whose address is
______________.
Dated: . . . . . . . . . . . . . .
  (Signature must conform to name of holder as
  specified on the face of the Warrant)
 . . . . . . . . . . . . . . . . .
(Address)

  FORM OF ASSIGNMENT
  (To be signed only on transfer of Warrant)
For value received, the undersigned hereby sells, assigns and transfers unto ___________________ the right represented by the within Warrant to purchase shares of Common Stock of Research Frontiers
Incorporated, a Delaware corporation, in the Outstanding Amount of
$____________.
Dated:  . . . . . . . . . . . . . . .
  (Signature must conform to name of
  holder as specified on the face of the
  Warrant)
  (Address)
Signed in the presence of:

                           EXHIBIT 4.3

  REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT
("Registration Rights Agreement"), entered into as of October 29, 1997, between the entities listed below (each, a "Purchaser"), and RESEARCH FRONTIERS INCORPORATED, a Delaware corporation with offices at 240 Crossways Park Drive, Woodbury, New York
11797-2033 (the "Company").

                   W I T N E S S E T H:

WHEREAS, pursuant to a Subscription Agreement, dated as of October 29, 1997 (the "Agreement"), by and between the Company and the Purchaser, the Company has agreed to sell and the Purchaser and the other purchasers named therein have agreed to purchase U.S. $5,000,000 of the Company's Common Stock Prepaid Warrants (the "Warrants") exercisable into shares of the Company's Common Stock, $.0001 par value (the "Shares");

WHEREAS, upon certain circumstances as described in paragraph 5 of the Warrants, the Company has agreed to issue
Redemption Warrants (the "Redemption Warrants");

WHEREAS, pursuant to the terms of, and in partial consideration for, Purchaser's purchase of the Warrants, the Company has agreed to provide the Purchaser with certain registration rights with respect to the Shares issuable upon exercise of the Warrants and exercise of the Redemption Warrants as set forth in this Registration Rights Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this Registration Rights Agreement, the Company and the Purchaser agree as follows:

 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

  "Commission" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act.

  "Registrable Securities" shall mean any Shares or other securities issued or issuable to Purchaser or any Holder pursuant to the terms of or upon the exercise or exchange of any Warrants, Redemption Warrants or Shares or issued to Purchaser pursuant to Section 5A of this Agreement.

  The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

  "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with Purchaser's exercise of its registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel to Holder for a "due diligence" examination of the Company and review of the Registration Statement and related documents (which fees and disbursements shall be subject to Section 10.2 of the Agreement), and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company). With respect to the "due diligence" examination of the Company, the Registration Expenses shall include only fees and disbursements for one (1) designated counsel for all the Holders of Warrants.

  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included with "Registration Expenses".

  "Holder" shall include the Purchaser and any transferee of Warrants, Redemption Warrants, Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with
Section 10 of this Agreement.

  "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

  "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as amended from time to time.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

 2. Registration Requirements. The Company shall use its diligent best efforts to effect the registration of the Registrable Securities contemplated by the Agreement (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder for purposes of maximizing the proceeds realizable by the Holder for such sale or distribution. Such best efforts by the Company shall include without limitation the following:

(a) The Company shall, as soon as practicable after the date hereof but in no event later than thirty (30) days after the date hereof, file (i) a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities so requested to be registered by the Holder ("Registration Statement"); (ii) such blue sky filings as shall have been requested by the Holder; and (iii) any required filings with the National Association of Securities Dealers, Inc. or exchange or market where the Shares are traded. Thereafter the Company shall use its best efforts to have such Registration Statement and other filings declared effective as promptly as practicable.

(b)  (i) If the Company fails to file a Registration
Statement complying with the requirements of this Registration Rights Agreement within 30 days from the date hereof or if such Registration Statement has not become effective within 270 days from the Closing Date, the Holder shall have, in addition to and without limiting any other rights it may have at law, in equity or under the Warrants, the Agreement or this Registration Rights Agreement (including the right to specific performance), the right to receive, as liquidated damages, the payments as provided in subparagraph (ii) of this section.

(ii) If after 270 days from the Closing
Date the Registration Statement has not been declared effective by the Commission, then upon demand of such Holder, the Company shall redeem all the Warrants held by such Holder at a redemption price equal to 115% of the Outstanding Amount of the Warrants.

(c)  The Company shall enter into such
customary agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and, in such connection:

(i)  make such representations and
warranties to the Holder as the Holder may reasonably request;

(ii)  cause to be delivered to the sellers of
Registrable Securities opinions of counsel to the Company, dated the effective date of the Registration Statement (which counsel, and opinions (in form, scope and substance), shall be reasonably satisfactory to the appointed representative or counsel of the Holder), addressed to the Holder covering the matters customarily covered in opinions requested in secondary underwritten offerings; and

(iii) the Company shall deliver such
documents and certificates as may be reasonably requested by the Holder to evidence compliance with clause (i) above and with any customary conditions contained in any agreement entered into by the Company in connection herewith;

the foregoing in this paragraph 2(c) shall be done at each closing as and to the extent required thereunder; provided, however, the foregoing in paragraph 2(c) shall not be required on more than two (2) occasions.

(d) The Company shall make available for inspection by a representative or representatives of the Holder and any attorney or accountant retained by such Holder, all financial and other records customary for such purposes, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, attorney or accountant in connection with such Registration Statement. The Holder will agree to keep all non-public information supplied to it confidential until such information is included in the Registration Statement.

3.  Expenses of Registration. Subject to the provisions of
Section 10.2 of the Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holder.

4. Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act. The foregoing is not intended to require the Company to pay dividends in order to use Form S-3.

5. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

(a) Keep such registration effective for the period ending sixty (60) months, as extended pursuant to Section 5A hereof, after the Date of Issue (in the case of the Registration Statement for the Shares issuable upon exercise of the Warrants) or until the Holder has completed the distribution of the Shares issuable upon exercise of the Warrants, whichever first occurs.

(b)  Furnish such number of prospectuses,
amendments and supplements thereto, and other documents incident-thereto, as the Holder from time to time may reasonably request.

(c) Prepare and file with the Commission such amendments and posteffective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

(d) Notify each Holder of Registrable Securities included in the Registration Statement and their counsel and (if requested by any such Person) confirm such notice (a "Notice") in writing, (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purposes, (4) if at any time the representations and warranties of the Company contained in agreements contemplated by Section 2(c) cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (6) of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and (7) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

(e)  Upon the occurrence of any event
contemplated by Section 5(d)(2)-(7) and immediately upon the expiration of any Blocking Period (as defined in Section 5A), prepare, if the occurrence of such event or period requires such preparation, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(f) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(g) Insure that all Registrable Securities subject to the Registration Statement shall at all times be registered or qualified for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject;

(h)  Use its best efforts to cause the Registrable
Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the chosen method or methods of distribution; and

(i) Cause all Registrable Securities included in such Registration Statement to be listed, by the date of first sale of Registrable Securities pursuant to such Registration Statement, on the principal securities exchange or automated interdealer system on which the same type of securities of the Company are then listed or traded.

5A.  Suspension of Effectiveness.  The
Company may suspend dispositions under the Registration Statement and notify the Holder that it may not sell the Registrable Securities pursuant to any Registration Statement or Prospectus (a "Blocking
Notice") if the Company's management determines in its reasonable good faith judgment that the Company's obligation to ensure that such Registration Statement and Prospectus are current and complete would require the Company to take actions that might reasonably be expected to have a materially adverse detrimental effect on the Company and its stockholders; provided that such suspension pursuant to a Blocking
Notice or the Notice described below or as a result of the circumstances described in 5(d)(2)-(7) may not exceed sixty (60) days (whether or not consecutive) in any twelve (12) month period. The Holder agrees by acquisition of the Registrable Securities that, upon receipt of a Blocking Notice or "Notice" from the Company of the existence of any fact of the kind described in the following sentence, such Holder shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the Registration Statement until such Holder receives (i) copies of the supplemented or amended Prospectus, or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing (the "Advice") from the Company that the use of the Prospectus may be resumed and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Pursuant to the immediately preceding sentence, the Company may provide such Notice to the Holder upon the determination by the Company of the existence of any fact or the happening or any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus, in order to make the statements therein not misleading in any material respect. If so directed by the Company in connection with any such notice, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice. In the event the Company shall give any such Blocking
Notice or Notice, the time regarding the effectiveness of such Registration Statement set forth in Section 5(a) and the final exercise date of the Warrant shall be extended by one and one-half (1-1/2) times the number of days during the period from and including the date of the giving of such Blocking Notice or Notice to and including the date when the Holder shall have received the copies of the supplemented or amended Prospectus, the Advice and any additional or supplemental filings that are incorporated by reference in the Prospectus. Delivery of a Blocking Notice or Notice and the related suspension of any Registration Statement shall not constitute a default under this Agreement and shall not create any obligation to pay liquidated damages under Section 2 hereof. However, if the Holder's ability to sell under the Registration Statement is suspended for more than the 60 day periods described above (an "Excess Blocking Period"), then the Company shall pay to the Investor two percent (2%) of the Outstanding Amount of the Warrants for each 30 day period commencing on the first day of the thirty (30) day period (or part thereof) following the beginning of an Excess Blocking Period until the Excess Blocking
Period terminates. Such payment will be payable at the option of the Company made upon irrevocable notice to the Investor not later than the first day following the beginning of a Excess Blocking Period, either in cash or in Shares valued at the average of the high and low trading prices of the Shares on the Nasdaq Small Cap Market (or the Nasdaq National Market if the Shares are included therein) for each of the five trading days immediately preceding the first day following the beginning of the Excess Blocking Period, in each case within five (5) business days of the end of each 30 day period. In addition, if the Excess Blocking Period continues for more than an aggregate of 180 days in any 360-day period, or the payment is not made within 5 business days of the end of each 30 day period, then at Holder's option, the Company shall redeem Holder's Warrants at a redemption price equal to 125% of the Outstanding Amount of the Warrants together with all payments due under this paragraph and under the Warrant and the Agreement.

6.  Indemnification.

(a)  Company Indemnity.  The Company will
indemnify the Holder, each of its officers, directors and partners, and each person controlling Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document
(including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or, in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder, each of its officers, directors and partners, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission
(or alleged untrue statement or omission) that is made in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use therein. In addition to any other information furnished in writing to the Company by the Holder, the information in the Registration Statement concerning the Holder under the captions "Selling Shareholders" (or any similarly captioned section containing the information required pursuant to Item
507 of Regulation S-K promulgated pursuant to the Securities Act) and "Plan of Distribution" (or any similarly captioned section containing information required pursuant to Item 508 of Regulation S-K) shall be deemed information furnished in writing to the Company by the Holder to the extent it conforms to information actually supplied in writing by the Holder. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b)  Holder Indemnity.  The Holder will, if
Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, each person who controls the Company within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holders and their directors, officers and partners, or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use therein, and provided that no Holder shall be liable under this indemnity for an amount in excess of the proceeds received by the Holder from the sale of the Registrable Securities pursuant to such registration statement. In addition to any other information furnished in writing to the Company by the Holder, the information in the Registration Statement concerning the Holder under the captions "Selling Shareholders" (or any similarly captioned section containing the information required pursuant to Item 507 of Regulation S-K promulgated pursuant to the Securities Act) and "Plan of Distribution" (or any similarly captioned section containing information required pursuant to Item 508 of Regulation S-K) shall be deemed information furnished in writing to the Company by the Holder to the extent it conforms to information actually supplied in writing by the Holder. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld).

(c)  Procedure.  Each party entitled to
indemnification under this Article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the
"Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified
Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying
Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. The Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Party, provided, however, that if separate firm(s) of attorneys are required due to a conflict of interest, then the Indemnifying Party shall be liable for the reasonable fees and expenses of each such separate firm. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

7.  Contribution.  If the indemnification provided for in
Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified
Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Holder on the other shall be deemed to be in the same proportion as the proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company from the initial sale of the Registrable Securities by the Company to the Holder pursuant to this Registration Rights Agreement bear to the proceeds received by the Holder from the sale of Registrable Securities pursuant to the registration statement. The relative fault of the Company on the one hand and of the Holder, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriters.

In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 6(a) or 6(b) hereof had been available under the circumstances.

The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities offered by such Holder and distributed to the public, or offered to the public, exceed the amount paid by such Holder for the underlying Warrants converted into such shares of Common Stock. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of the Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Securities.

9. Information by Holder. The Holder shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. All information provided to the Company by the Holder shall be accurate and complete in all material respects and the Holder shall promptly notify the Company if any such information becomes incorrect or incomplete. If the Holder does not timely provide all such reasonably requested information, the Holder shall not be entitled to the liquidated damages contemplated by paragraph 2(b)(ii) to the extent that such delay in the Registration Statement becoming effective is caused by such failure to timely provide information unless such Holder shall be able to demonstrate to the Company's reasonable satisfaction that such failure to timely provide did not proportionately contribute to the event giving rise to the indemnity obligation.

10.  Transfer or Assignment of Registration Rights.
The rights granted to the Purchaser by the Company under this Registration Rights Agreement to cause the Company to register Registrable Securities may be transferred or assigned to a transferee or assignee of not less than $500,000 in Outstanding Amount of the Warrants or any permitted transferee or assignee of the Warrants, provided that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned;
and provided that the transferee or assignee of such rights agrees to be bound by this Registration Rights Agreement.

11.  Miscellaneous.

(a) Entire Agreement.  This Registration Rights
Agreement contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

(b)   Notices.  Any notice or other
communication given or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid or by air courier, (a) if to Purchaser, at its address set forth in the Warrants, (b) if to the Company, to Research Frontiers Incorporated, at its address hereinabove set forth, and (c) if to a Holder other than Purchaser, at the address thereof furnished by like notice to the Company, or (d) to any such addresses at such other address or addresses as shall be so furnished to the other parties by like notice.

(c)  Gender of Terms.  All terms used herein
shall be deemed to include the feminine and the neuter, and the singular and the plural, as the context requires.

(d)  Governing Law, Consent of Jurisdiction;
Waiver of Tax-Trial. This Registration Rights Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law, except to the extent that the law of Delaware regulates the Company's issuance of securities. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Registration Rights Agreement shall be litigated only in the Supreme
Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New
York. To the extent permitted by applicable law, the parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the such party at its address set forth in this Registration Rights Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation arising out of this Registration Rights Agreement.

(e)  Limitation of Registration Rights.
Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include in any registration statement filed pursuant to this Agreement any Registrable Securities held by a Holder if, in the opinion of counsel to the Company concurred in by counsel to such Holder, all of such Registrable Securities may be sold by such Holder pursuant to Rule 144(k) under the Securities Act (or any successor rule) within a period of not more than 30 days from the date of such opinion.

Titles. The titles used in this Registration Rights Agreement are used for convenience only and are not to be considered in construing or interpreting this Registration Rights Agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

  PURCHASERS

  RAMIUS CAPITAL GROUP, L.L.C.

  By: /s/ Jeffrey M. Solomon
  Jeffrey M. Solomon,
  Principal

  LEONARDO, L.P.

  By:   Angelo Gordon & Co., L.P.
  General Partner

  By: /s/ Michael L. Gordon
  Michael L. Gordon
  Chief Operating Officer

  A.G. SUPER FUND INTERNATIONAL
  PARTNERS, L.P.

  By:  Angelo Gordon & Co., L.P.
  General Partner

  By: /s/ Michael L. Gordon
  Michael L. Gordon
  Chief Operating Officer

  RAPHAEL, L.P.

  By: /s/ Michael L. Gordon
  Michael L. Gordon
  Chief Operating Officer

  RAMIUS FUND, LTD.

  By:  AG Ramius Partners, L.L.C.
  Investment Adviser

  By: /s/ Michael L. Gordon
  Michael L. Gordon
  Managing Officer

  HERACLES FUND

  By:  Promethean Investment Group, L.L.C.
  Investment Manager

  By: /s/ Brian Yeh
  Brian Yeh
  Managing Member

  THEMIS PARTNERS, L.P.

  By:  Promethean Investment Group, L.L.C.
  Investment Manager

  By: /s/ Brian Yeh
  Brian Yeh
  Managing Member

  RESEARCH FRONTIERS INCORPORATED
  a Delaware Corporation

  By: /s/ Robert L. Saxe
  Name: Robert L. Saxe
  Title: President